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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                             --------------------


                                   FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported): November 12, 1998 (November 11, 1998)


                              Essex Property Trust, Inc.
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                (Exact Name of Registrant as Specified in its Charter)

          Maryland                 1-13106               77-0369576
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(State or Other Jurisdiction     (Commission             (IRS Employer
     of Incorporation            File Number)          Identification No.)

  925 East Meadow Drive, Palo Alto, CA                        94303
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(Address of Principal Executive Offices)                    (Zip Code)

                                (650) 494-3700
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                        Registrant's Telephone Number
                              Including Area Code

                                     N/A
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         Former Name or Former Address, if Changed Since Last Report


                           Exhibit Index is on Page 8
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ITEM 5.   OTHER EVENTS.

I.   ADOPTION OF RIGHTS PLAN

          On October 13, 1998, the Board of Directors of Essex Property Trust, Inc. (the "Company"), declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on November 21, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.0001 per share (the "Preferred Stock"), at a Purchase Price of $99.13, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., a national banking association, as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (unless such person is or becomes the beneficial owner of 15% or more of the Company's outstanding common stock and had a contractual right or the approval of the Company's Board of Directors; PROVIDED that such percentage shall not be greater than nineteen and nine-tenths percent (19.9%)) (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender or transfer of any certificates


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for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 11, 2008, unless earlier redeemed or exchanged by the Company as described below.

          While the rights are outstanding, after the commencement of a tender offer for 15% or more of the Company's outstanding common stock (or the acquisition of such amount), and prior to the rights becoming exercisable, the Company has covenanted that it shall issue the Company's common stock, in lieu of cash, along with the associated Right, to any Person who elects to exchange units of limited partnership interest in the Company's Operating Partnership, Essex Portfolio, L.P.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock that the independent directors determine to be fair to and not inadequate and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, at the option of the Board of Directors, (i) Common Stock, (ii) one one-hundredths of a share of Series A Junior Participating Preferred Stock and/or (ii) cash, property or other securities of the Company, each of (i), (ii) and (iii) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this



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paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $100.

          In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or
(ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

          At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredths of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).



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          At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty
(180) days following a change in a majority of the Board as a result of a proxy contest.

          At any time, prior to the Expiration Date, from and after the Stock Acquisition Date and before the Distribution Date, the Company has covenanted that it shall elect to issues shares of Common Stock, along with the associated Right, to any Person who elects to exchange units of limited partnership interest in the Company's Operating Partnership, Essex Portfolio, L.P.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock, Preferred Stock or other consideration of the Company or for common stock of the acquiring company as set forth above.

          Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date (other than Section 25(c) or Section 30 which shall require the consent of each holder of convertible securities whose rights would be materially adversely affected by such amendment). After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment may be made at such time as the Rights are not redeemable.



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          The Rights Agreement, dated as of November 11, 1998, between the
Company and BankBoston, N.A., a national banking association, as Rights Agent, specifying the terms of the Rights and including the form of the Articles Supplementary, the press release announcing the declaration of the Rights and a form of letter to the Company's stockholders describing the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

  4 Rights Agreement, dated as of November 11, 1998, between Essex Property Trust, Inc., and BankBoston, N.A., as Rights Agent, including all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated November 12, 1998.

  20(a) Press Release of the Company dated November 11, 1998, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated November 12, 1998.

  20(b) Form of letter to the Company's stockholders describing the Rights, incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A dated November 12, 1998.



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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                         Essex Property Trust, Inc.


Date:  November 12, 1998                 By:  /s/ Michael J. Schall
                                             --------------------------------
                                            Name: Michael J. Schall
                                            Title: Chief Financial
                                                   Officer, Executive
                                                   Vice President and
                                                   Director

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                        EXHIBIT INDEX

Exhibit       Description                              Page
-------       -----------                              ----
4             Rights Agreement, dated as of            N/A
              November 11, 1998, between Essex
              Property Trust, Inc. and
              BankBoston, N.A., as Rights
              Agent, including all exhibits
              thereto, incorporated herein by
              reference to Exhibit 1 to the
              Company's Registration Statement
              on Form 8-A dated November 12,
              1998.

20(a)         Press Release of the Company             N/A
              dated November 11, 1998,
              incorporated herein by reference
              to Exhibit 2 to the Company's
              Registration Statement on Form
              8-A dated November 12, 1998.

20(b)         Form of letter to the Company's          N/A
              stockholders describing the
              Rights, incorporated herein by
              reference to Exhibit 3 to the
              Company's Registration Statement
              on Form 8-A dated November 12,
              1998.
